SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Private Business, Inc.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRIVATE BUSINESS, INC.
9020 Overlook Boulevard
Brentwood, Tennessee 37027

Dear Shareholder:

     You are cordially invited to attend the 2004 annual meeting of shareholders of Private Business, Inc. (the “Company”), to be held at our corporate offices, 9020 Overlook Boulevard, Suite 300, Brentwood, Tennessee, on May 18, 2004, at 8:00 a.m. (Central Daylight Time).

     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please complete, sign, date and mail the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation to Michael Berman, Senior Vice President, Assistant Secretary and General Counsel of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

Sincerely,

Henry M. Baroco
Chief Executive Officer

Brentwood, Tennessee
April 22, 2004

PRIVATE BUSINESS, INC.
9020 Overlook Boulevard
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Private Business, Inc.:

     The annual meeting of shareholders of Private Business, Inc., a Tennessee corporation (the “Company”), will be held at our corporate offices, 9020 Overlook Boulevard, Suite 300 Brentwood, Tennessee 37027 at 8:00 a.m. Central Daylight Time, on Tuesday, May 18, 2004 for the following purposes:

     (1) To elect two (2) Class 2 directors, to hold office for a three (3) year term and until their successors have been duly elected and qualified;

     (2) To approve the Private Business, Inc. 2004 Equity Incentive Plan; and

     (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about April 22, 2004. Only shareholders of record at the close of business on April 2, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. The Company’s Board of Directors urges all stockholders of record to exercise their right to vote at the annual meeting of shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.

     Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors

Henry M. Baroco
Chief Executive Officer

Brentwood, Tennessee
April 22, 2004

PRIVATE BUSINESS, INC.
9020 Overlook Blvd.
Brentwood, Tennessee 37027

PROXY STATEMENT

     The Board of Directors is soliciting proxies for this year’s annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.

     The Board has set April 2, 2004 as the record date for the meeting. Shareholders who owned Private Business, Inc. common stock on that date are entitled to receive notice of and vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. On the record date there were 14,120,256 shares of Private Business common stock, 20,000 shares of Series A Preferred Stock, and 40,031 shares of Series B Preferred Stock outstanding. Holders of the Company’s common stock and Series B Preferred Stock are entitled to one vote per share owned of record, and holders of the Series A Preferred Stock are currently entitled to 800 votes per share owned of record.

     This proxy statement and enclosed proxy were initially mailed or delivered to shareholders on or about April 22, 2004. The Company’s Annual Report, which includes the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2003, is being concurrently mailed or delivered with this proxy statement to shareholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material.

     Why am I receiving this proxy statement and proxy form?

     You are receiving this proxy statement and proxy form because you own shares of Private Business common stock. This proxy statement describes issues on which you are entitled to vote.

     When you sign the proxy form you appoint Michael Berman, the Company’s Senior Vice President, Assistant Secretary and General Counsel, as your representative at the meeting. Mr. Berman will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.

     If your shares are not voted in person, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.

     Who is soliciting my proxy and who is paying the cost of the solicitation?

     The Company’s Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2004 annual meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Private Business common stock.

     What am I voting on?

     At the annual meeting you will be asked to vote on the election of “Class 2 Directors” to serve three year terms on the Company’s Board of Directors. You will also be asked to vote on a proposal to approve the Private Business, Inc. 2004 Equity Incentive Plan (the “2004 Plan”). The 2004 Plan will authorize the issuance of stock options exercisable for up to 500,000 shares of Company common stock. The 2004 Plan will permit the issuance of restricted stock in addition to stock options.

     Who is entitled to vote?

     Only shareholders who owned Private Business, Inc. common stock, Series A Preferred Stock or Series B Preferred Stock as of the close of business on the record date, April 2, 2004, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.

     How do I vote?

     You may vote your shares either in person at the annual meeting or by proxy. To vote by proxy, you should complete, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances if you did not receive a proxy form directly.

     Can I change my vote after I return my proxy form?

     Yes.

     You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the corporate secretary either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the corporate secretary at or prior to the annual meeting.

     What is the Board’s recommendation and how will my shares be voted?

     The Board recommends a vote FOR the election of the nominated “Class 2 Directors” listed in this proxy statement. The Board also recommends a vote FOR the approval of the 2004 Plan. If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, Mr. Berman, as the person named as the proxy holder on the proxy form, will vote as recommended by the Board of Directors. If any other matters are considered at the meeting, Mr. Berman will vote as recommended by the Board of Directors. If the Board does not give a recommendation, Mr. Berman will have discretion to vote as he thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.

     Will my shares be voted if I do not sign and return my proxy form?

     If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.

     How many votes are needed to hold the annual meeting?

     Counting the Company’s outstanding common stock, its Series A Preferred Stock (each share of which currently has 800 votes) and its Series B Preferred Stock, there are a total of 30,160,287 total votes outstanding. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

     What vote is required to elect directors?

     The nominees for director who receive the highest number of FOR votes cast will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Any other matters that may be properly submitted to the shareholders will be approved by the affirmative vote of a majority of votes cast of the shares of common stock, the Series B Preferred Stock and the Series A Preferred Stock represented by proxy and entitled to vote at the annual meeting.

     What vote is required to approve the 2004 Plan?

     Approval of the 2004 Plan requires approval of holders of a majority of the total votes cast on the proposal. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect upon the vote on this matter.

     Can I vote on other matters or submit a proposal to be considered at the meeting?

     The Company has not received timely notice of any shareholder proposals to be considered at the annual meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The Board of Directors does not presently know of any other matters to be brought before the annual meeting.

     For shareholders seeking to include proposals in the proxy materials for the 2005 annual meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the Company no later than December 23, 2004. Shareholders who intend to present a proposal at the 2005 annual meeting without inclusion of such proposal in the Company’s proxy materials are required to provide such proposals to the Secretary of the Company no later than March 1, 2005. Any such proposal should be directed to: Private Business, Inc., 9020 Overlook Blvd., Suite 300, Brentwood, Tennessee 37027, Attention: Corporate Secretary, c/o Michael Berman, Senior Vice President, Assistant Secretary and General Counsel.

     Are there any dissenters’ rights or appraisal rights with respect to any of proposals described in this proxy statement?

     There are no appraisal or similar rights of dissenters respecting the matters to be voted upon.

     How do I communicate with directors?

     The Board has established a process for stockholders to send communications to the Board or any of the directors. Stockholders may send communications to the Board or any of the directors c/o Michael Berman, Senior Vice President, Assistant Secretary and General Counsel, 9020 Overlook Blvd., Suite 300, Brentwood, Tennessee 37027. All communications will be compiled by Mr. Berman and submitted to the Board or the individual directors on a monthly basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     How much stock do the Company’s directors, executive officers, and principle shareholders own?

     Private Business is authorized to issue 33,333,333 shares of common stock and 20,000,000 shares of preferred stock. As of April 2, 2004, there were 14,120,256 shares of common stock, 20,000 shares of Series A Preferred Stock and 40,031 shares of Series B Preferred Stock issued and outstanding. The 20,000 shares of Series A Preferred Stock were issued by the Company to Lightyear PBI Holdings, LLC, an affiliate of the Lightyear Fund, L.P. (“Lightyear”) on January 20, 2004 for a total of $20,000,000 in cash. In connection with Lightyear’s purchase of the Series A Preferred Stock, the Company also issued Lightyear a warrant entitling Lightyear to purchase up to 16,000,000 shares of the Company’s common stock at a price of $1.25 per share. The Company also entered into a Securityholders Agreement with Lightyear that grants Lightyear the right to select four (4) out of seven (7) nominees for election to the Board of Directors of the Company. The issuance of the Series A Preferred Stock and the warrant, as well as the director representation rights contained in the Securityholders Agreement, resulted in Lightyear obtaining control of the Company. Each share of Series A Preferred Stock is currently entitled to 800 votes per share. As a result, Lightyear currently has voting rights equivalent to 16,000,000 shares of common stock, which represents approximately 53% of the outstanding voting stock calculated based on outstanding shares of common stock as of April 2, 2004. The voting rights of the Series A Preferred Stock will be proportionately reduced as any portion of the warrant is exercised such that, upon full exercise of the warrant, the Series A Preferred Stock will have no rights to any dividend and no voting rights. Lightyear is a $750 million private equity fund and an affiliate of Lightyear Capital, LLC, a private equity firm with over $2.0 billion of assets under management.

     The following table shows, as of April 2, 2004, the amount of Private Business common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation,” below); (c) all of the Company’s directors and Named Executive Officers as a group and (d) all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Private Business common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 9020 Overlook Blvd., Suite 300, Brentwood, Tennessee 37027, except as listed in the footnotes to the table below.

	Shares
	Beneficially Owned(1)
Name	Number	Percent
Lightyear Fund, L.P. (2)(3)	16,000,000	53.1
TA Associates Group (2)(4)	1,475,763	10.5
Summit Partners, LLC (2)(5)	1,336,897	9.5
David M. Knott (2)(6)	1,284,763	9.1
Potomac Capital Management LLC (2)(7)	936,379	6.6
Henry M. Baroco (8)	624,354	4.3
Gerard M. Hayden, Jr. (9)	140,417	*
Peter S. Scully (10)	56,575	*
David W. Glenn (11)	0	*
David Y. Howe (12)	0	*
Thierry F. Ho (13)	0	*
Robert A. McCabe, Jr. (14)	0	*
David B. Ingram (15)	55,333	*
Glenn W. Sturm (16)	70,510	*
James T. Quinn (17)	56,743	*
Brian P. O’Neill (18)	57,942	*
Thomas L. Black (19)	242,332	1.7
All directors and executive officers as a group (11 persons) (20)	2,774,636	18.2

*	Less than 1%

(1)	The percentages shown are based on 14,120,256 shares of common stock outstanding on April 2, 2004. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), shares of common stock which a person has the right to acquire pursuant to the exercise of stock options and warrants held by such holder that are exercisable within sixty (60) days of such date are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	The address for the Lightyear Fund, L.P. is 51 West 52nd Street, 23rd Floor, New York, New York 10019. The address for TA Associates Group is 125 High Street Tower, Suite 2500, Boston, MA 02110. The address for Summit Partners is care of Summit Ventures V, L.P. at 222 Berkeley Street, 18th Floor, Boston, MA 02116. The address for David M. Knott is 485 Underhill Boulevard, Suite 205, Syosset, NY 11791. The address for Potomac Capital Management LLC is 153 E. 53rd Street, 26th Floor, New York, NY 10022.

(3)	Pursuant to the warrants issued to Lightyear on January 20, 2004, Lightyear is entitled to purchase 16,000,000 shares of common stock of the Company. Subject to adjustment for stock splits, reorganizations or similar events, or adjustments relating to distributions to all of the holders of the Company’s common stock, the exercise price of the warrants is $1.25 per share.

(4)	Includes 1,122,362 shares owned by TA/Advent VIII, L.P.; 308,805 shares owned by Advent Atlantic & Pacific III L.P.; 22,168 shares owned by TA Executives Fund LLC; 22,428 shares owned by TA Investors LLC. TA/Advent VIII, Advent Atlantic & Pacific III L.P., TA Executives Fund LLC and TA Investors LLC are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of TA/Advent VIII, L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic & Pacific III L.P. is TA Associates AAP III Partners. TA Associates, Inc. is the general partner of TA Associates AAP III Partners, L.P. and the manager of each of TA Associates VIII, LLC, TA Executives Fund, LLC, and TA Investors, LLC is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships. Individually no shareholder, director, or officer of TA Associates, Inc. is deemed to have or share voting and investment power. Principals and employees of TA Associates, Inc. comprise the members of TA Investors LLC.

(5)	As reported on a Form 4 filed with the SEC on April 1, 2004. Shares are held by Summit Partners, LLC and the following affiliates of Summit Partners, LLC: Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund (QP), L.P., Summit V Advisors Fund, L.P., and Summit Investors III, L.P. Summit Partners, LLC is the general partner of each of the foregoing entities.

(6)	As reported on a Schedule 13G filed with the SEC on February 26, 2004. Mr. Knott reports sole voting and dispositive power over 795,400 shares, shared voting over 471,463 shares and shared dispositive power over 489,363 shares.

(7)	As reported on a Schedule 13G filed with the SEC on March 12, 2004. Voting power and dispositive power are reported to be shared with Potomac Capital Management Inc. and Paul J. Solit.

(8)	Includes options to purchase 522,451 shares of common stock.

(9)	Includes options to purchase 130,417 shares of common stock.

(10)	Includes options to purchase 83,118 shares of common stock.

(11)	Mr. Glenn is a senior vice president of Lightyear Capital, LLC, an affiliate of The Lightyear Fund, L.P. Mr. Glenn disclaims beneficial ownership of the shares held by Lightyear.

(12)	Mr. Howe is a partner and managing director or Lightyear Capital, LLC, an affiliate of The Lightyear Fund, L.P. Mr. Howe disclaims beneficial ownership of the shares held by Lightyear.

(13)	Mr. Ho is a vice president of Lightyear Capital, LLC, an affiliate of The Lightyear Fund, L.P. Mr. Ho disclaims beneficial ownership of the shares held by Lightyear.

(14)	Mr. McCabe was appointed to the Company’s Board of Directors by Lightyear pursuant to the Securityholders Agreement. Mr. McCabe disclaims beneficial ownership of the shares held by Lightyear.

(15)	Includes 13,194 shares owned by Ingram Capital Inc., an entity controlled by Mr. Ingram.

(16)	Includes options to purchase 6,010 shares of common stock.

(17)	Includes options to purchase 56,243 shares of common stock.

(18)	Includes options to purchase 55,821 shares of common stock.

(19)	Includes options to purchase 236,999 shares of common stock.

(20)	Includes options to purchase 1,088,850 shares of common stock.

PROPOSAL 1
ELECTION OF DIRECTORS

     How many directors are nominated?

     The Company’s charter provides that the number of directors to be elected by the shareholders shall be at least one and not more than 12, as established by the Board of Directors from time to time. The number of directors is currently set at seven. The Company is contractually bound pursuant to a Securityholders Agreement dated January 20, 2004, between the Company and Lightyear (the “Securityholders Agreement”) that grants Lightyear the right to select four (4) out of seven (7) nominees for election to the Board of Directors of the Company. Lightyear’s right to nominate directors under the Securityholders Agreement will be reduced to three (3) nominees if Lightyear owns less than 50% of the voting power of the Company; three (3) director nominees so long as Lightyear owns at least 28.6% of the voting power of the Company; two (2) director nominees if Lightyear owns at least 14.3% of the voting power of the Company; and one (1) director nominee if Lightyear owns at least 10% of the voting power of the Company. The other three director nominees are nominated by the members of the Company’s Board of Directors that are not nominated by Lightyear. If the Company is required to add one or more directors to the Board in order to satisfy any requirement of the federal securities laws or the rules or requirements of any applicable exchange or quotation system, Lightyear’s right to nominate directors to the Board will increase by a number equal to the number of directors so added by the Company.

     The charter requires that the Company’s Board of Directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 3 directors are currently serving until 2005, Class 1 directors will serve until 2006 and Class 2 directors, if reelected, will serve until 2007 (in each case the length of term being reducible to reflect the schedule of the annual meeting of shareholders). At each annual meeting of shareholders after the first annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified.

     What happens if a nominee refuses or is unable to stand for election?

     The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse, or be unable, to serve.

     Must director nominees attend our annual meeting?

     It is the Company’s policy that the directors who are up for election at the annual meeting attend the annual meeting. All directors up for election at the 2003 annual meeting of shareholders attended the 2003 annual meeting of shareholders.

     Who are the Board nominees?

     Information regarding each of the nominees is provided below, including name, age, principal occupation during the past five years, the year first elected as a director of Private Business and the expiration date of such director’s term. All of the nominees for directors are presently directors of the Company.

     The following directors have been nominated to continue in office for a new term or until the election and qualification of their respective successors in office:

Information About Class 2 Director Nominees - Current Term Ending 2004

		Director
Name of Nominee	Age	Since	Principal Occupation Last Five Years
David W. Glenn	36	2004	Mr. Glenn has been a senior vice president of Lightyear Capital, LLC, an affiliate of The Lightyear Fund, L.P., since 2001. Prior to joining Lightyear, Mr. Glenn served for two years as a vice president in the merchant banking group at Greenhill & Co., an investment bank specializing in mergers and acquisitions and corporate restructuring. From 1997 to 1999, Mr. Glenn was an associate at Lehman Brothers.

Henry M. Baroco	60	2003	Mr. Baroco became the Chief Executive Officer of Private Business, Inc. in 2003 after serving as Chief Operating Officer and President beginning in 2001, when the Company merged with Towne Services where he served as President and Chief Operating Officer. Prior to joining Towne, Mr. Baroco was Senior Vice President and General Manager of the vendor finance division of CIT Industrial Finance, and had also served as Senior Vice President of Sales and Marketing for Norwest Equipment Finance. Mr. Baroco also has more than 19 years of experience with GE Capital, where he last served as National Sales Manager of its Vendor Finance business.

     Who are the Continuing Directors?

     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:

Information About Class 3 Continuing Directors - Current Term Ending 2005

		Director
Name of Director	Age	Since	Principal Occupation Last Five Years
Thierry F. Ho	46	2004	Mr. Ho has been a vice president of Lightyear Capital, LLC, an affiliate of The Lightyear Fund, L.P., since 2002. From 1998 until 2002, Mr. Ho served as the Vice President of Strategic eFinance at Paine Webber Inc.

David B. Ingram	40	2001	Mr. Ingram is currently the chairman and president of Ingram Entertainment Holdings Inc., a distributor of videos, DVDs and video games, a position he has held since April 1996. He joined Ingram Entertainment Holdings Inc. in July 1991, where he held a variety of positions before being named President in August 1994. Mr. Ingram is a former board member of Buy.com, Ingram Micro, and the Video Software Dealers Association.

Information about Class 1 Continuing Directors - Current Term Ending 2006

		Director
Name of Director	Age	Since	Principal Occupation Last Five Years
David Y. Howe	39	2004	Mr. Howe joined Lightyear Capital, LLC, an affiliate of The Lightyear Fund, L.P., as a partner and managing director in 2003. Previously, Mr. Howe was a partner at Citigroup Venture Capital Equity Partners, L.P., which he joined in 1993. Mr. Howe is a member of the board of directors of Stratos International, Inc., an optical subsystems manufacturer.

Glenn W. Sturm	49	2001	Mr. Sturm was a director of Towne from 1996 until the Towne merger, at which time he became a director of the Company. Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. since 1992, and he presently serves as a member of its executive committee. Mr. Sturm served as chief executive officer of Netzee, Inc., a provider of a suite of Internet-based products and services to financial institutions from its inception in 1999 until October 2000. Mr. Sturm also serves as a director of The InterCept Group, Inc., a provider of technology products and services to financial institutions.

		Director
Name of Director	Age	Since	Principal Occupation Last Five Years
Robert A. McCabe, Jr.	53	2004	Since 2000, Mr. McCabe has served as chairman of the board of directors of Pinnacle Financial Partners, Inc., a bank headquartered in Nashville, Tennessee. Mr. McCabe served as the vice chairman for First American Corporation until its merger with AmSouth Bancorporation in 1999. In addition to his banking experience with First American, Mr. McCabe serves as a director of SSC Service Solutions of Knoxville, Tennessee, a provider of facility support services, and National Health Investors of Murfreesboro, Tennessee, a nursing home provider.

     Is the Board independent?

     Six of the Company’s current seven directors, i.e., all of the non-management directors, are independent as defined under the National Association of Securities Dealers, Inc. (“NASD”) Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.

     What committees has the Board established?

     The Board of Directors has established an audit committee and a compensation committee.

     Audit Committee. The Company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent auditors. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the SEC and the annual report to the shareholders. The current members of the audit committee are: Mr. Ingram (Chairman), Mr. McCabe, and Mr. Sturm. The Board of Directors, in its business judgment, has determined that each of the audit committee members is an independent director both under the NASD general independence rule (Rule 4200(a)(15)) and under NASD Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The Board has determined that Mr. Ingram and Mr. McCabe qualify as “audit committee financial experts” as described in NASD Rule 4350(d)(2)(A). There were six meetings of the audit committee during 2003. The audit committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement.

     Compensation Committee. The compensation committee is responsible for (1) establishing compensation programs for the chief executive officer, executive vice presidents and senior vice presidents of the Company that are designed to attract, motivate and retain key senior officers responsible for the success of the Company as a whole; (2) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its shareholders; and (3) determining the salary, bonus, stock option and other compensation of the Company’s employees and executive officers; (4) setting goals and standards for hiring, compensating and retaining employees. The compensation committee serves pursuant to a charter adopted by the Board of Directors. The current members of the compensation committee are: Mr. Howe, Mr. Glenn, and Mr. Sturm. The compensation committee met two times during 2003.

     Does the Board have a standing nominating committee?

     The Board of Directors does not have a standing nominating committee or a nominating committee charter. Because a majority of the Company’s voting stock is controlled by Lightyear, the Company qualifies as a “Controlled Company” under NASD Rule 4350(c)(5). Accordingly, the Board of Directors has determined that it is not appropriate for the Company to have a committee that selects nominees for the Board of Directors. The remaining three directors that are not nominated by Lightyear in accordance with the Securityholders’ Agreement were selected by a majority of the Company’s Board prior to Lightyear’s acquisition of control of the Company in January of this year. In the future, replacements of Board members that are not nominated Lightyear will be nominated by the other non-Lightyear affiliated directors.

     The Company’s Board of Directors does not have a policy in place with regard to the consideration of any director candidates recommended by shareholders. For the same reasons that the Board has determined that it is not appropriate to have a nominating committee, as described above, the Board of Directors does not believe that it is appropriate to enact a formal policy regarding the consideration of candidates recommended by the Company’s shareholders.

     How often did the Board of Directors meet during 2003?

     During fiscal 2003, the Board of Directors held twenty-four meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served.

     How are directors compensated?

     Non-employee directors receive $1,000 cash compensation for each Board or audit committee meeting they attend, whether in person or via telephone, for meetings that exceed one hour in length. Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

     Payments are made to non-employee Directors in the amount of five hundred dollars ($500) per meeting for attendance at committee meetings of the Board of Directors, which are not audit committee meetings, whether in person or via telephone, for meetings that exceed one (1) hour in length, and are not held on the same day as a meeting of the Board of Directors.

     Beginning in 2003, payments were made to the Chairman of the Board of Directors and to the chairman of each committee of the Board of Directors, as established by the Board of Directors, in the amount of two thousand dollars ($2,000) per year for the services provided as chairman. These payments were made in January of 2003.

PROPOSAL 2
APPROVAL OF THE PRIVATE BUSINESS, INC. 2004 EQUITY INCENTIVE PLAN

     Why is the Company proposing the adoption of the Private Business, Inc. 2004 Equity Incentive Plan?

     The Board believes that the adoption of the 2004 Plan is appropriate given the number of stock options that are currently outstanding under all of the Company’s stock option plans, the total amount of shares of common stock and convertible stock that are currently outstanding and the number of shares that the Board believes will need to be available in the near future to recruit and retain necessary employees and consultants. See the charts below under the headings “Security Ownership of Certain Beneficial Owners and Management” and “Equity Compensation Plan Information.”

     The Board also believes that the ability to make grants of restricted stock under the 2004 Plan will help the Company recruit and retain employees that are key to the Company’s business plan. This is consistent with recent public company trends of greater utilization of restricted stock instead of stock options as a form of incentive compensation. Shares of restricted stock are shares of the Company’s stock that are subject to forfeiture by the person they are granted to if that person does not fulfill the necessary requirements to cause such restrictions to lapse. Although the exact nature of the restrictions placed on the stock will be in the discretion of the Board, the most common type of restriction is a requirement that the person receiving the restricted stock grant remain employed by the Company for a period of time following the grant of restricted stock.

     Where can I obtain a copy of the 2004 Plan?

     A copy of the 2004 Plan is attached to this proxy statement as Appendix B. A copy of the plan also may be obtained from the Company by writing to Private Business, Inc., 9020 Overlook Boulevard, Brentwood, Tennessee 37027, Attn: Michael Berman, Senior Vice President, Assistant Secretary and General Counsel. A description of the material terms of the 2004 Plan is contained below, but these descriptions are qualified in their entirety by reference to the terms of the 2004 Plan.

     What is the purpose of the 2004 Plan and who is eligible to receive stock options and restricted stock under the plan?

     The purpose of the 2004 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its subsidiaries and affiliates with a stock option and restricted stock plan providing incentives directly linked to the profitability of the Company’s businesses and increases in the Company’s shareholder value. Directors, officers, employees and consultants of, and prospective employees and consultants of, the Company and its subsidiaries and affiliates are eligible to participate in the 2004 Plan.

     How is the 2004 Plan administered?

     The 2004 Plan is administered by the compensation committee of the Board. The compensation committee is authorized to delegate certain administrative responsibilities to individuals selected by it in its discretion. The compensation committee will determine the eligible individuals to whom and the time or times at which awards will be granted, the number of shares subject to awards to be granted to any eligible individual, the duration of any award cycle, and any other terms and conditions of the grant, in addition to those contained in the 2004 Plan. Each grant under the 2004 Plan will be confirmed by and subject to the terms of an award agreement.

     How many shares of the Company’s stock may be issued under the 2004 Plan?

     The maximum number of shares of common stock that may be delivered to participants and their beneficiaries under the 2004 Plan is 500,000. Shares subject to an award under the 2004 Plan shall be the Company’s authorized and unissued shares. If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of common stock subject to such awards will again be available for distribution in connection with awards under the 2004 Plan.

     How are stock options granted under the 2004 Plan?

     Stock options may be granted alone or in addition to restricted stock grants. Stock options may be “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options, as designated by the compensation committee and specified in the option agreement setting forth the terms and provisions of the options. The term of each stock option will be fixed by the compensation committee but no incentive stock option may be exercised more than 10 years after the date it is granted. The exercise price per share of common stock purchasable under a stock option will be determined by the compensation committee but, except in the case of stock options granted in lieu of foregone compensation, may not be less than the fair market value of the common stock on the date of grant. Options granted under the 2004 Plan cannot be repriced without shareholder approval.

     Except as otherwise provided in the 2004 Plan, stock options will be exercisable at the time or times and subject to the terms and conditions determined by the compensation committee, and the compensation committee may at any time accelerate the exercisability of a stock option. A participant exercising an option may pay the exercise price in cash or, if approved by the compensation committee, with previously acquired shares of common stock or a combination of cash and stock. The compensation committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer, to the extent permitted by applicable law, or for payment of the exercise price by withholding from the shares issuable upon exercise a number of shares having a fair market value on the date of exercise equal to the aggregate exercise price. The 2004 Plan contains provisions, which apply unless otherwise determined by the compensation committee, regarding the vesting and post-termination exercisability of options held by optionees whose employment with the Company terminates by reason of death, disability, retirement, or otherwise. The 2004 Plan provides that the compensation committee may establish procedures permitting an optionee to elect to defer to a later time the receipt of shares issuable upon the exercise of a stock option and/or to receive cash at such later time in lieu of the deferred shares.

     How is restricted stock granted under the 2004 Plan?

     The 2004 Plan authorizes the compensation committee to grant restricted stock to individuals with such restriction periods as the compensation committee may designate. The compensation committee may also provide at the time of grant that restricted stock cannot vest unless applicable performance goals are satisfied.

     May stock options and restricted stock granted under the 2004 Plan be transferred?

     Stock options and restricted stock granted under the 2004 Plan are nontransferable other than by will or the laws of descent and distribution. However, in the discretion of the committee, nonqualified stock options may be transferred as expressly permitted by the committee, including to members of the holder’s immediate family. The transfer may be made directly or indirectly or by means of a trust or partnership or otherwise. Stock options may be exercised only by the initial holder, any such permitted transferee or a guardian, legal representative or beneficiary.

     What happens to stock options and restricted stock granted under the 2004 Plan in the event that the Company undergoes a change of control?

     Unless provided otherwise by the committee, in the event of a change in control (as defined in the 2004 Plan), any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested, any restrictions on shares of restricted stock will lapse, and performance units will be deemed earned and payable in full in cash. In addition, unless otherwise determined by the committee, if a stock option or stock appreciation right holder’s employment is terminated by the Company other than for cause, death or disability or if such holder voluntarily resigns for good reason during the two-year period following a change in control, such holder may exercise the option or stock appreciation right until at least the first anniversary of such termination, unless the term of the option expires first.

     If the committee so provides, in the event of a change in control, a holder of a nonqualified stock option or a freestanding stock appreciation right may have the right, for 60 days after the change in control, to surrender all or part of the stock option or stock appreciation right and receive cash for the excess of (A) the greater of (i) the fair market value of a share of common stock at the time of surrender or (ii) the highest trading price of a share of common stock during the 60-day period preceding the change in control (or, under some circumstances, the value of the consideration for each share of common stock paid in the change of control, if higher) over (B) the exercise price of the stock option or strike price of the stock appreciation right, whichever is applicable.

     When will the 2004 Plan be effective and how is it amended or terminated?

     The 2004 Plan will be effective as of the time it is approved by a majority of the votes cast by the Company’s shareholders with respect to its approval. The Board of Directors may at any time amend, alter, or discontinue the 2004 Plan but may not impair the rights of a holder of outstanding stock options or restricted stock without the holder’s consent except for an amendment made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or stock exchange rules. The compensation committee may amend the terms of any outstanding stock option or restricted stock grant but no such amendment may cause a “qualified performance-based award” to cease to qualify for the Section 162(m) exemption or impair the rights of any holder without the holder’s consent except an amendment made to cause the 2004 Plan or award to comply with applicable law, stock exchange rules or accounting rules. The compensation committee’s authority to amend any award is subject to the condition that the compensation committee may not cause any such award to cease to qualify as a “qualified performance-based award.”

     What are the Federal income tax consequences associated with stock options and restricted stock?

     The following is a summary of the federal income tax rules relevant to participants in the 2004 Plan who receive options, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different. Stock options granted under the 2004 Plan may be either nonqualified options or incentive options for federal income tax purposes.

     Nonqualified Options. Generally, the optionee does not recognize any taxable income at the time of grant of a nonqualified option. Upon the exercise of the nonqualified option the optionee will recognize ordinary income, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. the Company will generally be entitled to a deduction equal to such ordinary income at the time that the employee recognizes such income. The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after the exercise date. the Company will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of common stock acquired upon an option’s exercise may be used to offset capital gains.

     Incentive Stock Options. Generally, the optionee will not recognize any taxable income at the time of grant or exercise of an option that qualifies as an incentive option under Section 422 of the Internal Revenue Code. However, the excess of the stock’s fair market value at the time of exercise over the exercise price will be included in the optionee’s alternative minimum taxable income and thereby may cause the optionee to be subject to an alternative minimum tax. The optionee will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, when the shares are sold.

     In order to qualify for the incentive option tax treatment described in the preceding paragraph, the optionee must be employed by the Company continuously from the time of the option’s grant until three months before the option’s exercise and the optionee must not sell the shares until more than one year after the option’s exercise date and more than two years after its grant date. If the optionee does not satisfy these conditions, the optionee will recognize taxable ordinary income when the optionee sells the shares in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long-term or short-term capital gain depending on whether the optionee held the stock for more than one year. Notwithstanding the foregoing, incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of stock (determined as of the date of grant) with respect to which the options are first exercisable during any calendar year exceeds $100,000. The Company will not be entitled to any deduction by reason of the grant or exercise of the incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied. If the optionee does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, the Company will be allowed a deduction corresponding to the optionee’s ordinary income.

     Withholding Taxes. Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, the Company may require the optionee to pay the amount required to be withheld by the Company before delivering to the individual any shares or other payment to be received under the 2004 Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the individual.

     Who will the stock options and restricted stock be granted to under the 2004 Plan?

     It is impossible at the present time to indicate specifically the names of persons to whom future restricted stock awards or stock options will be granted, or the aggregate number of shares, within the limitations of the 2004 Plan.

     What is the Board’s recommendation with respect to the approval of the 2004 Plan?

     The Board unanimously recommends a vote “FOR” approval of the 2004 Plan.

EXECUTIVE OFFICERS

     Who are the Company’s executive officers?

     The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2004.

Name	Age	Positions
Henry M. Baroco	60	Chief Executive Officer
Peter S. Scully	47	President and Chief Executive Officer of RMSA
Gerard M. Hayden, Jr.	49	Chief Financial Officer
Brian P. O’Neill	35	Chief Marketing Officer
James T. Quinn	43	Chief Sales Officer

     Henry M. Baroco currently serves as Chief Executive Officer of Private Business, a position he assumed on January 31, 2003. Mr. Baroco was Chief Operating Officer of Private Business beginning in 2001 after its merger with Towne Services. Mr. Baroco served as president, chief operating officer and a director of Towne Services from September 1996 until October 1999, and he served as chief executive officer of Towne Services from October 1999 to February 2000. Prior to joining Towne, Mr. Baroco was senior vice president and general manager of the vendor finance division of CIT Industrial Finance, and had also served as senior vice president of Sales and Marketing for Norwest Equipment Finance. Mr. Baroco also has more than 19 years of experience with GE Capital, where he last served as national sales manager of its Vendor Finance business.

     Peter S. Scully joined Private Business in 1994 and has served as President and Chief Executive Officer of the Company’s retail inventory management services subsidiary, RMSA (Retail Merchandising Service Automation) since December 2001. Mr. Scully was a vice president/regional manager - business development from 1996 to 1998, becoming a senior vice president in 1998. He held that position until 2000 when he became president of PB Insurance. Mr. Scully also became President and Chief Executive Officer of RMSA effective January 1, 2002. Prior to joining Private Business, Mr. Scully was a management consultant with Price Waterhouse.

     Gerard M. Hayden, Jr. joined Private Business in November 2001 as Chief Financial Officer. Prior to joining Private Business, Mr. Hayden served as executive vice president and chief financial officer of Covation from 1998 until 2001. Previously, Mr. Hayden held chief financial officer positions with Meridian Occupational Healthcare Associates, Inc., ENVOY (now part of WebMD, NASDAQ: HLTH), Allied Clinical Laboratories, Inc., and Lincoln National/Peak Health Plan.

     Brian P. O’Neill currently serves as Chief Marketing Officer of Private Business, a position he assumed on January 1, 2004. Mr. O’Neill served Private Business as Chief Operations Officer beginning in April 2003, and served as the Senior Vice President of Client Services of Private Business beginning in August 2001. Prior to joining Private Business, Mr. O’Neill was with Towne Services, Inc., and served as their Senior Vice President of Operations from November 2000 until joining Private Business in August 2001. Mr. O’Neill began his career in sales and business development with Supervalu, Inc, and Harvest Trading Group, a Massachusetts based distributing and marketing company, where he served as the General Manager.

     James T. Quinn currently serves as Chief Sales Officer of Private Business, a position he assumed in February of 2003. From February 2001 until February, 2003, Mr. Quinn served as Senior Vice President, National Bank Sales of the Company. Mr. Quinn has 20 years of progressively responsible experience in sales, sales management, sales recruiting and training. During Mr. Quinn’s career at Private Business, he has served in a variety of senior management roles, including Director of Client Services and Director of Business Development. Prior to joining Private Business, he held sales management positions with SYCOM Enterprises/MEB Electric in Somerset,

New Jersey and New York City; Sorg Printing Company in Washington, DC; and The Southwestern Company, in Nashville.

EXECUTIVE COMPENSATION

     The following section describes the compensation that the Company pays its chief executive officer and the persons who, at December 31, 2003, were the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”). This section includes:

•	a report of the Company’s compensation committee on executive compensation;

•	a detailed table showing compensation of the Named Executive Officers for the last three years; and

•	information about stock options and other benefits.

EXECUTIVE COMPENSATION

     How much compensation did the Company pay the Named Executive Officers during 2003?

     The following table provides information as to annual, long-term or other compensation earned during fiscal years ended December 31, 2003, 2002 and 2001 by the Named Executive Officers.

Summary Compensation Table

								Long-Term
								Compensation
		Annual Compensation						Awards
								Securities
						Other Annual		Underlying
Name and Principal Position	Year	Salary		Bonus		Compensation (1)		Options (#)
Henry M. Baroco (2)	2003	$240,000		$—		$470,678	(4)	$180,000
Chief Executive Officer	2002	240,000		—		135,726	(4)	20,000
	2001	82,932		70,000		144,402	(4)	200,000

Peter S. Scully	2003	225,000		—		5,391		21,600
President and CEO of RMSA	2002	198,000		—		8,727		50,000
	2001	168,083		60,000		49,306	(5)	13,333

Gerard M. Hayden, Jr.	2003	200,000		—		—		60,000
Chief Financial Officer	2002	175,000		—		—		—
	2001	17,260		—		—		100,000

Brian P. O’Neill	2003	150,000		—		3,705		40,400
Chief Marketing Officer	2002	125,000		5,000		47,933	(5)	—
	2001	121,971		10,000		3,500		21,354

James T. Quinn	2003	200,000		2,915		5,549		62,600
Chief Sales Officer	2002	150,000		64,202	(6)	—		2,000
	2001	150,000		40,632	(6)	4,114		3,334

Thomas L. Black (2)	2003	250,000		—		—		—
Former Chief Executive Officer	2002	250,000		—		—		100,000
	2001	159,771	(3)	220,000		2,616		333,333

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by these executive officers which are available generally to all salaried employees of Private Business and perquisites and other personal benefits received by these executive officers, which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	On January 31, 2003, Henry M. Baroco replaced Mr. Black as the Company’s Chief Executive Officer. Mr. Black remains with Private Business in an advisory capacity until January 31, 2005.

(3)	In 2001, Mr. Black opted to receive his salary in the form of stock. This amount represents the grossed up fair market value of the 43,608 shares of common stock Mr. Black received in lieu of cash compensation.

(4)	This amount represents taxable fringe benefits for a company owned car given to Mr. Baroco and for a loan that was forgiven by Towne prior to the Towne merger in consideration for Mr. Baroco’s entering into a new employment agreement that reduced the term of the agreement from three years to two years and reduced the period for which insurance benefits would be provided from until death to until age 65. In 2003, the amount also includes payments made to pre-pay the non-compete payment clause within Mr. Baroco’s employment agreement.

(5)	These amounts include relocation expenses paid by Private Business.

(6)	Included in this bonus are $64,202 and $38,750 of sales commissions in 2002 and 2001, respectively.

     How many options did the Company issue to the Named Executive Officers in 2003 and under what terms?

     The tables below provides certain information with respect to grants of stock options to the Named Executive Officers pursuant to the Company’s Stock Option Plan during the year ended December 31, 2003.

							Potential Realizable
			Percent of				Value at Assumed
	Number of		Total Options/				Annual Rate of Stock
	Securities		SARs Granted	Exercise	Market		Price Appreciation
	Underlying		to Employees	or Base	Price on		for Options Term (2)
	Options		in Fiscal	Price	Date of	Expiration
Name	Granted (1)		Year (1)	($/Share)	Grant	Date	5%	10%
Henry M. Baroco	180,000	(3)	24.1%	$0.59	$0.59	5/30/13	$67,531	$171,136
Peter S. Scully	21,600	(3)	2.9%	$0.59	$0.59	5/30/13	8,015	20,311
Gerard M. Hayden, Jr.	60,000	(3)	8.0%	$0.59	$0.59	5/30/13	22,263	56,418
Brian P. O’Neill	40,400	(3)	5.4%	$0.59	$0.59	5/30/13	14,990	37,988
James T. Quinn	62,600	(3)	8.4%	$0.59	$0.59	5/30/13	23,228	58,863
Thomas L. Black	—		—	—	—	—	—	—

(1)	The percent of total options granted was calculated based on a total of 745,700 options granted during fiscal year 2003.

(2)	The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the SEC, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company’s stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.

(3)	These options vest one-fourth immediately and the remaining three-fourths vest 1/48th per month from the date of grant. As a result of the capital event transaction that occurred on January 19, 2004, fifty percent (50%) of the unvested options as of January 19, 2004 became fully vested.

     How many options did the Named Executive Officers Exercise in 2003 and what was the value of those options?

     The table below provides information as to exercise of options by the Named Executive Officers during the fiscal year 2003 under the option plans and the year-end value of unexercised options. There were no exercises of Company stock options in 2003.

			Number of
	Number of		Underlying Unexercised		Value of Unexercised
	Securities		Options/SARs		In-the-Money Options
	Underlying		At Fiscal Year-End		at Fiscal Year-end ($)(1)
	Options
Name	Exercised (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Henry M. Baroco	0	N/A	522,451	80,085	$84,630	$28,210
Peter S. Scully	0	N/A	83,118	14,567	9,875	3,517
Gerard M. Hayden, Jr.	0	N/A	124,375	35,625	27,900	9,300
James T. Quinn	0	N/A	56,243	16,191	29,109	9,703
Brian P. O’Neill	0	N/A	55,821	10,933	18,786	6,262
Thomas L. Black	0	N/A	236,999	45,668	7,440	2,480

(1)	This amount represents the aggregate of the number of “in-the-money” options multiplied by the difference between $1.21, the fair market value of the common stock at December 31, 2003, and the exercise price for that option. Options are classified as “in-the-money” if the market value of the underlying common stock exceeds the exercise price of the option. Actual values which may be realized, if any, upon the exercise of options will be based on the per share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

     What equity compensation plans does the Company have in place?

     The following table provides information about the Company’s equity compensation plans in effect at December 31, 2003, aggregated for two categories of plans: those approved by shareholders and those not approved by shareholders.

     The Company currently has stock options outstanding under five separate stock option plans known as the Private Business, Inc. 1999 Amended and Restated Stock Option Plan (the “1999 Plan”), the Towne Services, Inc. 1996 Stock Option Plan, the Towne Services, Inc. 1998 Stock Option Plan, the Towne Services, Inc. Director Stock Option Plan and the Towne Services, Inc. Non-Qualified Stock Option Plan. The Company also has options outstanding under individual stock option grants that are not governed by the terms of a stock option plan but that were made pursuant to a single form of option grant (such grants are referred to as the “1994 Plan”). All of the Towne Services, Inc. stock option plans have been terminated and no future stock options will be granted under such plans. There are 232,778 stock options issued and outstanding under the Towne Plans, 1,782,879 stock options issued and outstanding under the 1999 Plan, and 494,228 options issued and outstanding under the 1994 Plan.

Number of Securities
Remaining Available
for
		Weighted-Average	Future Issuance
		Exercised Price of	Under
	Number of Securities to	Outstanding	Equity Compensation
	Be Issued Upon Exercise	Options,	Plans (Excluding
	of Outstanding Options,	Warrants and	Securities Reflected In
Plan Category	Warrants and Rights	Rights	Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	2,509,885	$3.35	217,121

Equity compensation plans not approved by shareholders	0	—	0
Total	2,509,885	$3.35	217,121

     Is the Company a party to any key employment agreements or advisor agreements?

     Yes. Effective upon the consummation of the Towne merger, Private Business entered into an Executive Employment Agreement with Mr. Baroco as Private Business’s chief operating officer. Mr. Baroco’s agreement provides for an annual base salary of not less than $225,000 and an annual incentive cash bonus of up to 100% of his base salary upon achievement of certain performance criteria to be established from time to time. The employment agreement had an initial term from the effective date of the Towne merger until January 1, 2002, subject to automatic annual renewals absent prior notice from either party. The employment agreement has been renewed for fiscal year 2003.

     Mr. Baroco’s employment agreement further provides for the grant to Mr. Baroco of options to acquire 200,000 shares of Private Business’s common stock at an exercise price equal to the closing trading price on the effective date of the Towne merger. One half of this initial option grant vested on December 31, 2001. The remaining one half of the option grant vests 1/48th per month beginning on the date of the Towne merger and for each month thereafter that Mr. Baroco continues to be employed by Private Business.

     The employment agreement provides for various payments to Mr. Baroco upon cessation of employment, depending on the circumstances. If Mr. Baroco is terminated for “Cause” at any time, he will receive his pro rata base salary and perquisites to the date of termination. If Mr. Baroco dies or becomes disabled during his term of employment, he will receive his pro rata base salary, perquisites and incentive bonus to the date of termination or resignation.

     Mr. Baroco accepted the appointment as the Company’s chief executive officer on January 31, 2003. Mr. Baroco signed an addendum to his employment agreement with the Company on April 15, 2003. Prior to this amendment, Mr. Baroco’s employment agreement provided that, if Mr. Baroco had resigned after January 1, 2002 or if he was terminated by Private Business without “Cause” at any time, then Mr. Baroco would have received $930,000, payable in equal 1/24th monthly payments over a term of two years. The addendum to his employment agreement modified this provision to provide that, beginning in April of 2003, Mr. Baroco will receive $66,250 in the first month of each calendar quarter (April, July, October, and January) and $25,000 in the second and third month of each calendar quarter in addition to his salary. These payments will be made over the next 8 calendar quarters until Mr. Baroco has been paid a total of $930,000, at which time all such payments shall cease. In the event Mr. Baroco resigns or his employment is terminated for any reason, including death or disability, prior to the completion of the payments, these payments will continue until the full $930,000 has been paid to Mr. Baroco or his estate. Once the $930,000 has been paid in full, Mr. Baroco shall not be entitled to any further payments upon his resignation or termination of employment without “Cause” under Mr. Baroco’s executive employment agreement with the Company.

     Effective January 31, 2003, Private Business entered into an Advisor Agreement with Mr. Black, pursuant to which Mr. Black’s employment as chief executive officer ceased. Under the Advisor Agreement, Mr. Black receives an annual base salary of $250,000 for consulting with the Company for a period of two years. This Advisory Agreement replaces and supercedes portions of Mr. Black’s previous employment agreement. Mr. Black’s Advisory Agreement maintains in effect provisions of the previous employment agreement, including a covenant not to compete within the continental United States with the “Business Activities” of Private Business, and a prohibition on the solicitation of Private Business’s employees during this two-year consulting period.

     Does the Company have a code of ethics for executive officers?

     The Company has a code of ethics for our executive officers, a copy of which can be provided to any person without charge, upon written request. Any such request should be addressed to: Private Business, Inc., 9020 Overlook Blvd., Suite 300, Brentwood, TN, 37027, Attention: Investor Relations.

     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee of the Board of Directors of the Company has furnished the following report on executive compensation for fiscal year 2003. The compensation committee report is intended to describe in general terms the process the compensation committee undertakes and the matters it considers in determining the appropriate compensation for the Company’s chief executive officer.

     What is the compensation policy of the compensation committee?

     The compensation committee of Private Business’s Board of Directors intends to make Private Business’s executive compensation package competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of Private Business’s common stock. The compensation committee also seeks to control Private Business’s fixed costs and to enhance Private Business’s annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving Company and individual performance goals. In establishing Private Business’s compensation policies, the compensation committee also considers information regarding levels and practices at other companies in related industries that are comparable to Private Business.

     Although the compensation committee does not establish specific targets for compensation of Private Business’s executive officers relative to executive officers at comparable companies, the compensation committee believes that the compensation for Private Business’s executive officers generally falls in the median range of executive compensation for such comparable companies.

     How are the Company’s executive officers compensated?

     The annual compensation package of executive officers of Private Business generally provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to Company performance and individual performance. Private Business also provides long-term equity based compensation generally through participation in the 1994 Plan and the 1999 Plan. This assures that key management employees have a meaningful stake in Private Business, the ultimate value of which is dependent on Private Business’s long-term stock price appreciation, and that the interests of executive officers are aligned with those of Private Business’s shareholders.

     Base Salary. Executive officers’ base salaries reflect their positions and experience. Annual base salary increases for executive officers are established as a result of an analysis of each executive’s individual performance during the prior year, the overall performance of Private Business during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. Private Business believes that current executive officer salaries are competitive with comparable companies.

     Annual Bonus. To control fixed salary costs and reward annual performance, Private Business pays annual bonuses to executive officers for achieving Company and individual performance goals. In setting annual bonus awards, the compensation committee considers, among other factors, Private Business’s revenue growth and profitability, the development and expansion of its business, improvement of management structures, and general management objectives. Actual awards are recommended by the chief executive officer and approved by the compensation committee based on its assessment of each executive’s individual performance and responsibility for Private Business’s financial and business condition.

     Stock Options. The 1999 Stock Option Plan permit grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a four-year period, and expire after 10 years. Non-qualified stock options are granted with an exercise price established by the Board of Directors, vest from immediately after the date of grant up to four years after the date of grant and expire after 10 years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in Private Business. In determining the actual size of stock option awards under the Stock Option Plans, the compensation committee considers the value of the stock on the date of grant, competitive practices, the executive’s stock holdings, the amount of options previously granted to the executive, individual performance, and Private Business’s performance.

     During 2003, what was the compensation paid to the Company’s chief executive officer?

     During 2003, Mr. Black served as the Company’s chief executive officer until February 1, 2003. Henry Baroco replaced Mr. Black and served as the Company’s chief executive officer during the remainder of 2003.

     Mr. Black had an employment agreement with the Company, which was replaced by an Advisor Agreement entered into effective January 31, 2003 (as described under the heading “Executive Compensation”). Under the Advisor Agreement, Mr. Black receives an annual base salary of $250,000 for consulting with the Company for a period of two years. In fiscal year 2003, no bonus was paid to Mr. Black.

     Prior to becoming the Company’s chief executive officer on February 1, 2003, Mr. Baroco had an employment agreement with the Company, which is described under the heading “Employment Agreements.” The compensation committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to Private Business as well as provide a compensation level and structure necessary to obtain an executive with Mr. Baroco’s experience and credentials. Mr. Baroco’s employment agreement provides for an annual current salary of $240,000 and a bonus in the amount of up to 100% of his base salary upon achievement of certain performance targets established by the Board of Directors. In fiscal year 2003, no bonus was paid to Mr. Baroco or any of the Company’s executive officers.

     Does the Company anticipate special tax consequences resulting from paying any of its executive officers in excess of $1,000,000?

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in the 2003 fiscal year and, accordingly, to date the Company has not adopted a policy in this regard.

     Who are the members of the compensation committee?

     The compensation committee consists of David Y. Howe, David W. Glenn and Glenn W. Sturm.

     What is the purpose of this compensation committee report?

     The above compensation committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of Private Business. This proxy statement and enclosed Proxy are being furnished to shareholders of Private Business, Inc., a Tennessee corporation (together with its subsidiaries “Private Business” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders (the “annual meeting”) of the Company to be held at 8:00 a.m. Central Daylight Time on Tuesday, May 18, 2004, at our corporate offices, 9020 Overlook Boulevard, Suite 300, Brentwood, Tennessee and at any adjournments or postponements thereof. The cost of soliciting proxies in the accompanying form will be borne by the Company. The persons named as proxies were selected by the Board of Directors of the Company and are executive officers of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company’s compensation committee is currently composed of David Y. Howe, David W. Glenn and Glenn W. Sturm. No executive officer of the Company serves as a member of the compensation committee or as a director of any other entity whose executive officer(s) serves as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Has the Company entered into any arrangements with affiliated parties?

     Lease Agreements. In September 2001, the Company began leasing some of its office space to Tecniflex, Inc. which is primarily owned by Mr. King, one of our former directors and Mr. Black, our former chief executive officer and a former director. The lease was for eight months and expired on April 30, 2002. The rent income for 2002 and 2001 totaled $11,000 and $39,000, respectively.

     Legal Fees. During the year ended December 31, 2003, the Company paid fees of approximately $25,000 for legal services to a law firm in which Mr. Sturm, one of our directors, is a partner.

     Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?

     Private Business has a policy that any transactions between Private Business and its officers, directors and affiliates will be on terms as favorable to Private Business as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by a majority of our outside directors or will be consistent with policies approved by such outside directors.

AUDIT COMMITTEE REPORT

     The audit committee provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Private Business. Among other things, the audit committee reviews and discusses with management and with Private Business’s outside auditors the results of the year-end audit of Private Business, including the audit report and audited financial statements. The Board of Directors, in its business judgment, has determined that all members of the audit committee are “independent” directors and are qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the NASD’s listing standards. The Board has adopted a written charter of the audit committee, attached hereto as Appendix A.

     As set forth in the audit committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In connection with its review of Private Business’s audited financial statements for the fiscal year ended December 31, 2003, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP (“Ernst & Young”) required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and discussed with Ernst & Young their independence from Private Business. The audit committee has determined that the provision of non-audit services rendered by Ernst & Young to Private Business is compatible with maintaining the independence of Ernst & Young from Private Business, but the audit committee will periodically review the non-audit services rendered by Ernst & Young.

     Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Private Business’s Board of Directors that the audited financial statements be included in Private Business’s annual report on Form 10-K for its fiscal year ended December 31, 2003, for filing with the SEC.

     Who are the members of the audit committee?

     The members of the audit committee are David B. Ingram, Glenn W. Sturm and Robert A. McCabe, Jr.

COMPANY PERFORMANCE

     How has the Company’s stock performed in comparison to the Nasdaq Stock Market and the Russell 2000 Index?

     Rules promulgated by the SEC require that the Company include in this proxy statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company’s common stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (US) (the “Broad Index”) and (b) the performance of a published industry index or peer group index, Russell 2000 (the “Industry Index”). The Company does not believe it has an industry peer group. The following graph compares the yearly percentage change in the return on the Company’s common stock since May 26, 1999, the date on which the Company’s common stock first began trading on the Nasdaq National Market, with the cumulative total return on the Broad Index and the Industry Index. The graph assumes the investment of $100 in the Company’s common stock on May 26, 1999, the investment of $100 in the Broad Index and the Industry Index on May 26, 1999, and that with respect to each hypothetical investment, all dividends were reinvested.

COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*

AMONG PRIVATE BUSINESS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

	5/26/99	12/99	12/00	12/01	12/02	12/03

PRIVATE BUSINESS, INC.	100.00	54.61	11.35	6.05	5.60	4.58
NASDAQ STOCK MARKET (U.S.)	100.00	167.66	101.79	80.36	55.02	82.54
RUSSELL 2000	100.00	115.93	111.05	112.19	87.98	127.90

     The stock performance graph shown above is not deemed to be part of any document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company.

INDEPENDENT AUDITORS

     Who are the Company’s independent auditors?

     The Company’s audit committee has selected Ernst & Young as the Company’s principal independent accountant for the 2004 fiscal year. Ernst & Young served as the Company’s principal independent account for the 2002 fiscal year and the 2003 fiscal year. Representatives from Ernst & Young are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. Ernst & Young representatives are expected to be available to respond to appropriate questions.

     On May 17, 2002, the Company’s Board of Directors determined to dismiss its independent accountants, Arthur Andersen LLP (“Andersen”) and appointed Ernst & Young as its new independent auditors, effective immediately. The decision to change accountants was approved by the Company’s Board of Directors upon the recommendation of its audit committee.

     During the fiscal years 2002 and 2003, and for the subsequent period through the date hereof, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the year ended December 31, 2003 and for the subsequent period through the date hereof.

     The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries, as of and for the year ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Company provided Andersen with a copy of the foregoing disclosures. A copy of Andersen’s letter, dated May 17, 2002, stating its agreement with such statements is attached as Exhibit 16.1 to the Company’s current report on Form 8-K filed with the SEC on May 17, 2002.

     During the Company’s year ended December 31, 2001, and the subsequent period through the date hereof, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

FEES TO ERNST & YOUNG LLP

     What fees were paid to the Company’s independent auditors during fiscal years 2003 and 2002?

     For the fiscal years ended December 31, 2003 and December 31, 2002, the total fees paid to our auditors, Ernst & Young, were as follows:

     Audit Fees. For professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and the reviews of the financial statements included in the Company’s Forms 10-Q for each of those fiscal years, the Company was billed aggregate fees of approximately $165,000 and $178,000, respectively.

     Audit Related Fees. For professional services rendered by Ernst & Young during the fiscal year ended December 31, 2003, for due diligence related to services associated with the capital event described elsewhere in this document, the Company was billed $10,125. For professional services rendered by Ernst & Young during the fiscal year ended December 31, 2002, for the audit of the Company’s 401(k) Savings Plan the Company was billed $8,500.

     Tax Fees. For professional services rendered by Ernst & Young for federal and state tax compliance, tax advice, or tax planning during the year ending December 31, 2003, the Company was billed $186,000. Of that amount, approximately $122,000 related to tax compliance services and approximately $64,000 for sales and use tax consulting services. For professional services rendered by Ernst & Young for tax compliance, tax advice, or tax planning the fiscal year ended December 31, 2002, the Company was billed approximately $239,000, which included approximately $187,000 for tax compliance services and $52,000 for sales and use tax consulting services.

     All Other Fees. For the fiscal years ended December 31, 2003 and December 31, 2002, Ernst & Young did not provide any other products or services to the Company.

PREAPPROVAL POLICIES AND PROCEDURES

     What are the Company’s pre-approval policies and procedures for audit and non-audit services?

     Beginning in fiscal year 2003, all audit and non-audit services provided by Ernst & Young were required to be pre-approved by the audit committee. In accordance with the charter of our audit committee and consistent with the policies of the SEC, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. All of the audit and non-audit services provided by Ernst & Young in fiscal year 2003 were authorized and approved by the audit committee in compliance with these pre-approval policies and procedures. The audit and non-audit services provided by Ernst & Young in fiscal year 2002 were authorized and approved by the audit committee in compliance with the Company’s then existing audit committee charter, which did not require pre-approval of such engagements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except Henry M. Baroco, chief executive officer of the Company, David B. Ingram, a director of the Company and Peter S. Scully, president and chief executive officer of RMSA, who each failed to report two transactions in a timely fashion. Each of these reports has now been filed.

MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

APPENDIX A

AUDIT COMMITTEE CHARTER

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the audit process.

     In meeting its responsibilities, the Audit Committee shall:

1.	Provide an open avenue of communication between the independent accountants and the Board of Directors.

2.	Review and update the Committee’s charter annually.

3.	Engage the independent accountants and review and approve the discharge of the independent accountants.

4.	Confirm and assure the independence of the independent accountants, including a review of management consulting services and related fees provided by the independent accountants.

5.	Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

6.	Consider, in consultation with the independent accountants, the scope and plan of the independent accountants for the Company’s annual audit.

7.	Consider and review with the independent accountants:

(a)	The adequacy of the company’s internal controls including computerized information system controls and security.

(b)	Any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

8.	Review with management and the independent accountants at the completion of the annual audit:

(a)	The company’s annual financial statements and related footnotes.

(b)	The independent accountants’ audit of the financial statements and report thereon.

(c)	Any significant changes required in the independent accountants’ audit plan.

(d)	Any serious difficulties or disputes with management encountered during the course of the audit.

(e)	Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

9.	Review filings with the SEC and other published documents containing the company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

10.	Review with management and the independent accountants interim financial reports before they are filed with the SEC or other regulators.

11.	Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

12.	Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

13.	Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

14.	Prepare a report for inclusion in the proxy report that describes the Committee’s composition and responsibilities, and how they were discharged.

15.	Have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and shall be empowered to retain independent counsel, accountants, of others to assist it in the conduct of any investigation.

16.	Meet at least four times per year or more frequently as circumstances require and may ask members of management or others to attend the meeting and provide pertinent information as necessary.

17.	Perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

     The membership of the Audit Committee shall consist of at least three (3) independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

APPENDIX B

PRIVATE BUSINESS, INC.

2004 EQUITY INCENTIVE PLAN

i

ii

PRIVATE BUSINESS, INC.

2004 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL

     1.1 Purpose.

          The PRIVATE BUSINESS, INC. 2004 EQUITY INCENTIVE PLAN (the “Plan”) has been established by Private Business, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate persons eligible to participate in the Plan, by means of appropriate incentives, to achieve long range goals; (iii) provide equity based compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of persons eligible to participate in the Plan with those of the Company’s other Shareholders by offering to such persons common stock which is restricted as to transferability and subject to forfeiture in certain circumstances and options to purchase the Company’s common stock and thereby promoting the long term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term Shareholder return.

     1.2 Participation.

          Subject to the terms and conditions of the Plan, the Committee shall designate, from time to time, from among the Eligible Employees (including transferees of Eligible Employees to the extent the transfer is permitted by the Plan and the applicable Incentive Agreement), those persons who will be granted one or more Incentives under the Plan and who will thereby become “Participants” in the Plan.

SECTION 2. DEFINED TERMS

     Capitalized words and phrases contained herein shall have the following meanings:

     2.1 Board.

          The term “Board” shall mean the board of directors of the Company.

     2.2 Change in Control.

          The term “Change in Control” shall mean and shall be deemed to have occurred if:

               (a) A tender offer shall be made and consummated for the ownership of more than fifty percent (50%) of the outstanding voting securities of the Company.

               (b) The Company shall be merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in

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the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation.

               (c) The Company shall sell all or substantially all of its assets to another corporation or entity which is not a wholly-owned subsidiary.

               (d) A person, within the meaning of Section 3(a)(9) or of Section 13 (d)(3) (as in effect on the date hereof) of the Securities and Exchange Act of 1934 (“Exchange Act”)), shall acquire more than fifty percent (50%) of the outstanding Voting securities of the Company (whether directly, indirectly, beneficially, or of record).

          For purposes of hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act. Unless stated otherwise in a Participant’s Incentive Agreement, a “Change in Control” shall not be deemed to have occurred as a result of an equity financing of up to $50,000,000 in connection with a re-capitalization of the Company.

     2.3 Committee.

          The “Committee” shall mean the Company’s compensation committee as selected by the Board. If the Committee does not exist, the Board shall be considered the Committee and may take any action under the Plan that would otherwise be the responsibility of the Committee.

     2.4 Code.

          The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     2.5 Company.

          The “Company” shall mean PRIVATE BUSINESS, INC., a Tennessee corporation.

     2.6 Detrimental Activity.

          The term “Detrimental Activity” shall mean any of the following:

               (a) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company;

               (b) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, relating to the business of the Company, acquired by the Participant either during or after employment with the Company;

2

               (c) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries;

               (d) any activity that results in termination of the Participant’s employment for cause;

               (e) a violation of any rules, policies, procedures or guidelines of the Company;

               (f) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company;

               (g) the Participant being convicted of, or entering a guilty plea with respect to, a felony or a crime involving financial impropriety or moral turpitude, whether or not connected with the Company; or

               (h) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

     2.7 Effective Date.

          The “Effective Date” shall mean the date this Plan is adopted by the Board.

     2.8 Eligible Employee.

          The term “Eligible Employee” shall mean:

               (a) With respect to an ISO, any person who, at the time the ISO is granted to such person, is an employee as such term is used in section 422 of the Code and described in Regulations section 1.421-7(h)(1), of the Company or a Subsidiary.

               (b) With respect to any other Incentive, any employee or service provider of the Company or a Subsidiary including, without limitation, directors, officers, consultants or advisors of the Company.

     2.9 Exercise Price.

          The “Exercise Price” shall mean the exercise price of an Option determined under Subsection 3.2 of the Plan.

     2.10 Fair Market Value.

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          For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

               (a) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

               (b) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

               (c) If the day is not a business day, and as a result, Paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day.

               (d) If Paragraphs (a), (b), and (c) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

     2.11 Incentive.

          An “Incentive” shall mean an Option or Restricted Stock granted pursuant to the Plan.

     2.12 Incentive Agreement.

          An “Incentive Agreement” shall mean an Option Agreement or a Restricted Stock Agreement.

     2.13 Incentive Stock Option or ISO.

          An “Incentive Stock Option” or “ISO” shall mean an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code and the Regulations promulgated thereunder.

     2.14 Non-Qualified Stock Option or NQO.

          A “Non-Qualified Stock Option” or “NQO” shall mean an Option that is not or is not intended to be an incentive stock option as that term is described in section 422(b) of the Code and the Regulations promulgated thereunder.

     2.15 Option.

          An “Option” shall mean a right under the Plan entitling the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Subject to the limitations in Subsection 3.1, any Option granted under the Plan may be either an ISO or a NQO as determined in the discretion of the Committee.

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     2.16 Option Agreement.

          The term “Option Agreement” shall mean any agreement executed by the Company pursuant to Subsection 5.10 setting forth the terms, conditions, restrictions, and contingencies applicable to an Option.

     2.17 Participant.

          A “Participant” shall mean an Eligible Employee who has been designated by the Committee to receive an Incentive under the Plan or the transferee of an Eligible Employee, if a transfer is permitted under the Plan and the applicable Incentive Agreement.

     2.18 Plan.

          The “Plan” shall mean the PRIVATE BUSINESS, INC. 2004 EQUITY INCENTIVE PLAN as it shall be amended from time to time pursuant to Section 8.

     2.19 Regulations.

          “Regulations” shall mean the Federal Income Tax Regulations, including temporary and proposed Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

     2.20 Restricted Stock.

          “Restricted Stock” shall mean shares of Stock which are subject to transferability restrictions, a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     2.21 Restricted Stock Agreement.

          “Restricted Stock Agreement” means the agreement entered into by the Company pursuant to Subsection 5.10 setting forth the terms, conditions, restrictions and contingencies applicable to Restricted Stock.

     2.22 Shareholders.

          “Shareholders” shall mean the shareholders of the Company.

     2.23 Stock.

          The term “Stock” shall mean shares of common stock of the Company, no par value.

     2.24 Subsidiary or Subsidiaries.

          The term “Subsidiary” or “Subsidiaries” shall mean any corporation during any period in which it is a “subsidiary corporation” as that term is defined in section 424(f) of the Code with respect to the Company that the Committee designates to be subject to the Plan.

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     2.25 Ten Percent Shareholder.

          A “Ten Percent Shareholder” shall mean a Participant who owns, directly or indirectly by attribution under section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

SECTION 3. OPTIONS

     3.1 Grant of Options.

          The Committee is hereby authorized to grant Options to such Eligible Employees as it, in its discretion, deems advisable. Options granted may be in the form of ISOs or NQOs or any combination thereof that the Committee, in its discretion deems advisable. ISOs may be granted only to Eligible Employees described in Subsection 2.8(a).

     3.2 Exercise Price.

          The Exercise Price of each Option granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted. Notwithstanding the foregoing, in the case of an ISO, the Exercise Price shall not be less than 100% (or 110% in the case of a Ten Percent Shareholder) of the Fair Market Value of a share of Stock on the date the ISO is granted.

     3.3 Exercise.

          An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and specified in the Option Agreement to which such Option relates. Notwithstanding the foregoing, no ISO may be exercised more than ten (10) years (or five (5) years in the case of a Ten Percent Shareholder) after the date the ISO was granted.

     3.4 Payment of Option Exercise Price.

          The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

               (a) Subject to the following provisions of this Subsection 3.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Subsection 3.4(c), payment may be made as soon as practicable after the exercise).

               (b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, unless otherwise determined by the Committee, no shares may be tendered pursuant to this paragraph unless such shares have been held by the Participant for six (6) months or more.

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               (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

SECTION 4. RESTRICTED STOCK

     The Committee is hereby authorized to grant Restricted Stock to such Eligible Employees as it, in its discretion, deems advisable. Restricted Stock granted pursuant to the Plan shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. Such conditions, restrictions and contingencies shall be set forth in the applicable Restricted Stock Agreement.

SECTION 5. OPERATION AND ADMINISTRATION

     5.1 Effective Date.

          Subject to the approval of the Shareholders, the Plan shall be effective as of the Effective Date; provided, however, that to the extent that Incentives are granted under the Plan prior to the approval of the Plan by the Shareholders, the Incentives shall be contingent on approval of the Plan by the Shareholders within twelve (12) months after the Effective Date and consistent with the requirements for Shareholder approval of matters requiring Shareholder approval under the Company’s organizational documents and under applicable corporate law. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Incentives under it are outstanding; provided, however, that no Incentives may be granted under the Plan after the ten (10) year anniversary of the Effective Date.

     5.2 Shares Subject to Plan.

          The shares of Stock for which Incentives may be granted under the Plan shall be subject to the following:

               (a) The shares of Stock with respect to which Incentives may be granted under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

               (b) Subject to the following provisions of this Subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of five hundred thousand (500,000) shares of Stock.

               (c) To the extent provided by the Committee, any Incentive may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Incentive are not delivered to a Participant or beneficiary because the Incentive is forfeited or canceled, or the shares of Stock are not delivered because the Incentive is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for

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purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

               (d) If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

               (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Incentives to preserve the benefits or potential benefits of the Incentives. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Incentives; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable.

     5.3 General Restrictions.

          Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

               (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

               (b) Unless the shares of Stock to be issued pursuant to an Incentive are covered by a then current registration statement or a notification under Regulation A under the Securities Act of 1933, the Committee may require an acknowledgment from a Participant as a condition to the issuance of such shares, in form and substance satisfactory to the Company, that (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act of 1933), (ii) the Participant has been advised and understands that such shares have not been registered under the Securities Act of 1933 and are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933 and are subject to restrictions on transfer, and the Company is under no obligation to register the such shares under the Securities Act of 1933 or to take any action which would make available to the Participant any exemption from such registration, (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the applicable Incentive Agreement may be endorsed on the certificates.

               (c) To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the

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extent not prohibited by applicable law or the applicable rules of any stock exchange. If any shares of Stock to be issued pursuant to the Plan are subject to forfeiture restrictions set forth in the applicable Incentive Agreement or the Plan, the Committee may require that any such shares of Stock be held in escrow until such restrictions lapse.

     5.4 Tax Withholding.

          All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan. Unless otherwise determined by the Committee, amounts to be withheld pursuant to this Subsection shall be calculated based on the minimum required tax ratio.

     5.5 Dividends and Dividend Equivalents.

          An Incentive, by specific reference thereto in the Incentive Agreement, may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Incentive (both before and after the Stock subject to the Incentive is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     5.6 Transferability.

          Except as otherwise provided by the Committee, Incentives under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant.

     5.7 Form and Time of Elections.

          Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     5.8 Agreement With Company.

          An Incentive under the Plan shall be subject to such terms and conditions as the Committee shall, in its sole discretion, prescribe and set forth in the applicable Incentive Agreement. The terms and conditions of any Incentive shall be reflected in such Incentive

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Agreement as is determined by the Committee. A copy of the Incentive Agreement shall be provided to the Participant, and the Committee may, but need not require that the Participant sign the Incentive Agreement.

     5.9 Action by Company or Subsidiary.

          Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or a Subsidiary.

     5.10 Gender and Number.

          Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     5.11 Limitation of Implied Rights.

               (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

               (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Incentive under the Plan shall confer upon the holder thereof any rights as a Shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     5.12 Evidence.

          Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     5.13 Applicable Law.

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          All questions pertaining to the validity, construction and administration of the Plan and any Incentives granted hereunder shall be determined in conformity with the laws of the State of Tennessee, without regard to the conflict of laws provisions of any jurisdiction.

SECTION 6. CHANGE IN CONTROL

     Except as otherwise provided in the Plan, the Committee may provide in the Incentive Agreement reflecting the applicable Incentive that Options shall become fully exercisable and/or the restrictions as to transferability and forfeiture applicable to Restricted Stock shall lapse upon the occurrence of a Change in Control.

SECTION 7. COMMITTEE

     7.1 Administration.

          The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section 7.

     7.2 Powers of Committee.

          The Committee’s administration of the Plan shall be subject to the following:

               (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Incentives, to determine the time or times of receipt, to determine the types of Options and the number of shares covered by Incentives, to establish the terms, conditions, performance criteria, restrictions, and other provisions of Incentives, and (subject to the restrictions imposed by Section 8) to cancel or suspend Incentives.

               (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Incentive Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

               (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

               (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable corporate law.

     7.3 Information to be Furnished to Committee.

          The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an Eligible Employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless

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determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8. AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Incentive granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Subsection 5.2(e) shall not be subject to the foregoing limitations of this Section 8.

SECTION 9. CANCELLATION AND RESCISSION OF OPTIONS

     9.1 Effect of Detrimental Activity on Incentive.

          Unless the Incentive Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Incentive at any time if the Participant is not in compliance with all applicable provisions of the Incentive Agreement and the Plan, or if the Participant engages in any Detrimental Activity.

     9.2 Certificates of Compliance and Rescission upon Detrimental Activity.

          Upon exercise, payment or delivery pursuant to an Incentive, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and is not engaged in any Detrimental Activity. In the event a Participant engages in any Detrimental Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Incentive, such exercise, payment or delivery may be rescinded within two (2) years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

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PROXY	PRIVATE BUSINESS, INC.	PROXY

Annual Meeting of Shareholders, May 18, 2004
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Michael Berman as proxy, with power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Private Business, Inc., to be held on May 18, 2004, at 8:00 a.m. Central Daylight Time, at our corporate offices, 9020 Overlook Boulevard, Suite 300, Brentwood, Tennessee 37027 and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF CLASS 2 DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote “FOR” all nominees and strike a line through the nominee’s name in the list below.)

Henry M. Baroco                 David W. Glenn

(2)	PROPOSAL TO APPROVE THE PRIVATE BUSINESS, INC. 2004 EQUITY INCENTIVE PLAN

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

(3)	In their discretion, on such other matters as may properly come before the meeting.

☐ FOR DISCRETION            ☐ AGAINST DISCRETION            ☐ ABSTAIN

(Continued on reverse side)

(Continued from other side)

        THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF CLASS 2 DIRECTORS, FOR THE APPROVAL OF THE PRIVATE BUSINESS, INC. 2004 EQUITY INCENTIVE PLAN, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated: -------------------------------- , 2004

Signatures of shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.